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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

              ----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported) November 16, 2005
              ----------------------------------------------------

                          EARTH SEARCH SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   87-0437723
                      (IRS Employer Identification Number)

                              306 STONER LOOP ROAD
                               LAKESIDE, MT 59922
                    (Address of principal executive offices)

                            LARRY F. VANCE, PRESIDENT
                          EARTH SEARCH SCIENCES, INC.
                              306 STONER LOOP ROAD
                               LAKESIDE, MT 59922
                    (Name and address of agent for service)

                                 (406) 751-5200
          (Telephone number, including area code of agent for service)

SECTION  8  -  OTHER  EVENTS

ITEM 8.01  OTHER EVENTS
-----------------------

The airborne hyperspectral remote sensing technology has been in use for most of the past decade. Although proven successful in many applications, the need exists for an improved platform-based remote sensing system capable of overcoming or reducing the drawbacks of known systems. These include the physical size and weight, accuracy and speed of data collection and processing, all of which have a major impact on the cost of performing hyperspectral services.

Mr. Larry Vance, CEO of Earth Search Sciences, Inc. has invented, filed and assigned the patent application for third generation hyperspectral instrument based on NANO and MEMS technology to Earth Search Sciences, Inc.

MEMS is an acronym for MicroElectroMechanical Systems. MEMS is a platform technology that is used to create tiny devices, ranging in size from a few microns to a millimeter across. They are typically fabricated from silicon or glass wafers, but MEMS technology has grown far beyond its roots in the semiconductor industry. A typical device is an integrated microsystem on a chip that can incorporate moving mechanical parts in addition to electrical, optical, fluidic, chemical and biomedical elements. The resulting products can respond to many types of input-chemical, light, pressure, vibration, and acceleration. Because these devices are smaller than conventional machines used for sensing, communication and actuation, it is possible to use them in places where mechanical devices could not be previously put, such as in hyperspectral instruments designed for dynamic, high speed and high temperature environments.


SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS
--------------------------------------------

  Financial Statements

     None

  Exhibits

     None

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EARTH SEARCH SCIENCES, INC.



                                     By: /s/ Larry F Vance
                                         Larry F. Vance, Chairman/CEO



Date:  November  16,  2005


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